===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              LoJack Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              LoJack Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              LoJack Corporation

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 July 19, 2000

  You are hereby notified that the annual meeting of stockholders of LoJack Corporation (the "Company") will be held on the 19th day of July, 2000 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree,
Massachusetts, for the following purposes:

  1. To consider and act upon a proposal to fix the number of directors of the Company at six (6) and to elect six (6) directors for the ensuing year.

  2. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on May 26, 2000 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment thereof.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS,
                                                Clerk

June 7, 2000

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please mail your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.

                              LOJACK CORPORATION

                               Executive Offices
                                333 Elm Street
                          Dedham, Massachusetts 02029

                                PROXY STATEMENT

                      SOLICITATION AND VOTING OF PROXIES

  This proxy statement and the accompanying proxy form are being mailed by LoJack Corporation (the "Company") to the holders of record of the Company's outstanding shares of common stock, $.01 par value ("Common Stock"), commencing on or about June 7, 2000. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on July 19, 2000 (the "Meeting") and at any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

  When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy card is signed and returned without specifying choices, the shares will be voted FOR the election of directors as set forth in this proxy statement and in the discretion of the proxies as to other matters that may properly come before the Meeting. Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

  The only outstanding class of stock of the Company is its Common Stock. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed May 26, 2000 as the record date for the Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting and any adjournment thereof. On May 26, 2000, there were issued and outstanding 16,080,981 shares of Common Stock.

  The Company's Articles of Organization and By-laws provide that a quorum shall consist of the representation in person or by proxy at the Meeting of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The election of directors is by plurality of the votes cast at the Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of any other business which may properly be brought before the Meeting or any adjournment thereof.

  With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy card.

Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the proposal on which the abstention is noted. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth certain information as of May 26, 2000 with respect to the voting securities of the Company owned by (1) any person (including any "group" as that term is defined in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of a class of voting securities of the Company, (2) each director or nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table in this proxy statement, and (4) all directors, nominees for director and executive officers of the Company as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of May 26, 2000. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                              Number of Shares and Percentage
                    Name of                        Nature of       of Common
               Beneficial Owner               Beneficial Ownership   Stock
               ----------------               -------------------- ----------
   Capital Guardian Trust Company                  1,992,270(1)      12.38%
   11100 Santa Monica Boulevard
   Los Angeles, CA 90025-3384

   Leon G. Cooperman                               1,601,900(2)       9.96%
   c/o Omega Advisors, Inc.
   88 Pine Street
   Wall Street Plaza--31st Floor
   New York, NY 10005

   C. Michael Daley                                1,401,749(3)       8.72%

   James A. Daley                                     57,000(4)          *

   Lee T. Sprague                                    253,134(5)       1.57%

   Robert J. Murray                                   62,500(6)          *

   Larry C. Renfro                                    66,500(7)          *

   Joseph F. Abely                                   412,950(8)       2.57%

   Kevin M. Mullins                                   85,000(9)          *

   William R. Duvall                                 264,500(10)      1.64%

   Peter J. Conner                                   351,500(11)      2.19%

   Harvey Rosenthal                                   17,000(12)         *

   All executive officers and directors as a       2,987,833(13)     18.58%
   group (10 persons)

---------------------

   *  Less than one percent (1%) of the outstanding Common Stock.

 (1) According to a report filed with the SEC on Amendment No. 3 to Schedule 13G, dated February 10, 2000, Capital Guardian Trust Company exercised sole voting power with respect to 1,427,570 shares and sole investment power with respect to 1,992,270 shares. Capital Guardian Trust Company disclaims beneficial ownership as to 1,992,270 shares.
 (2) According to a report filed with the SEC on Amendment No. 3 to Schedule 13G, dated February 8, 2000, Leon G. Cooperman is the managing member of Omega Associates, L.L.C. (which is the sole general partner of Omega Capital Partners, L.P., Omega Institutional Partners, L.P., and Omega Capital Investors, L.P.), the President and majority stockholder of Omega Advisors, Inc., investment manager to Omega Overseas Partners, Ltd. and investment advisor to a limited number of institutional clients. Mr. Cooperman exercises sole voting and sole investment power with respect to 1,148,900 shares and shared voting and investment power with respect to 453,000 shares.
 (3) Includes (i) 23,809 shares held jointly with spouse, (ii) 5,167 shares held by spouse as to which beneficial ownership is disclaimed, (iii) 8,600 shares held as custodian under the Massachusetts Uniform Transfer to Minors Act as to which beneficial ownership is disclaimed and (iv) 1,110,750 shares issuable upon exercise of certain options which options are currently exercisable or become exercisable within 60 days of May 26, 2000 ("Currently Exercisable Options").
 (4) Includes 32,000 shares issuable upon exercise of Currently Exercisable Options.
 (5) Includes 5,000 shares held by spouse as to which beneficial ownership is disclaimed and 27,500 shares issuable upon exercise of Currently Exercisable Options.
 (6) Includes 45,000 shares held jointly with spouse and 17,500 shares issuable upon exercise of Currently Exercisable Options.
 (7) Included 32,000 shares issuable upon exercise of Currently Exercisable Options.
 (8) Includes (i) 200 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 1,000 shares held jointly with spouse, and (iii) 367,750 shares issuable upon exercise of Currently Exercisable Options.
 (9) Includes 85,000 shares issuable upon exercise of Currently Exercisable Options.
(10) Includes 264,500 shares issuable upon exercise of Currently Exercisable Options.
(11) Includes 351,500 shares issuable upon exercise of Currently Exercisable Options.
(12) Includes 12,500 shares issuable upon exercise of Currently Exercisable Options.
(13) Includes 2,301,000 shares issuable upon exercise of Currently Exercisable Options. See footnotes (3) through (12).

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied in a timely fashion during the fiscal year ended February 29, 2000.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  One of the purposes of the Meeting is to fix the number of directors of the Company at six (6) and to elect six (6) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the six (6) nominees named below unless otherwise specified on the proxy form. All of the nominees are currently members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company except that Mr. James A. Daley and Mr. C. Michael Daley are brothers.

  The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

  The following information is furnished with respect to the persons nominated for election as directors:

                                       Present Principal Employer
  Name            Age                and Prior Business Experience
  ----            ---                -----------------------------
C. Michael Daley   63 Mr. C. Michael Daley has served as Chairman of the Board,
                      Chief Executive Officer and Treasurer of the Company since
                      July 1986. Mr. Daley was also President of the Company from
                      July 1986 to January 11, 1996. Mr. Daley has been a director of the Company since 1981. Prior to July 1986, he was
                      President and a principal of Daley Care Management Company, a company engaged in the health care business.

James A. Daley     59 Mr. James A. Daley has served as a director of the Company since 1985 and is a private investor. Until 1999, Mr. Daley was President and a principal of Daley Hotel Group, Inc.,
                      and several affiliated entities, all of Boston,
                      Massachusetts, which were in the hotel and restaurant
                      business.

Lee T. Sprague     59 Mrs. Sprague has served as a director of the Company since
                      1981. Mrs. Sprague has been a private investor for more than the past eight years. Mrs. Sprague also serves on the boards of various private, educational and charitable institutions.

Robert J. Murray   58 Mr. Murray has served as a director of the Company since
                      1992. Mr. Murray has been Chairman of the Board, President and Chief Executive Officer of New England Business Service,
                      Inc. since December 13, 1995. From January 1991 to December
                      1995, Mr. Murray was Executive Vice President, North
                      Atlantic Group, of The Gillette Company. Prior to January
                      1991, Mr. Murray served as Chairman of the Board of
                      Management of Braun AG, a Gillette subsidiary headquartered in Germany. He has also held a variety of other management positions in Gillette since 1961. Mr. Murray also serves on the Board of Directors of, Allmerica Financial Corporation
                      and Hannaford Bros. Co.

Larry C. Renfro    46 Mr. Renfro has served as a director of the Company since
                      1993. Mr. Renfro is currently the President and Chief
                      Executive Officer of NewRiver Investor Communications, Inc.
                      From 1997 to 1999, Mr. Renfro was the Chief Executive
                      Officer of LCR Financial Group, Inc. From 1990 to 1997, Mr.
                      Renfro held the office of Vice President, Financial Services and served as a member of the Operating Committee of
                      Allmerica Financial. From 1989 to 1990, he was Executive
                      Vice President of State Street Bank and Trust Company. From
                      1988 to 1989, he was Chairman of Boston Financial Data
                      Services, Inc., a subsidiary of State Street Bank and Trust
                      Company. Mr. Renfro serves on the Board of Directors for
                      NewRiver Investor Communications, Inc.

Harvey Rosenthal   57 Mr. Rosenthal has served as a director of the Company since
                      1997. Now retired, Mr. Rosenthal held the offices of
                      President and Chief Operating Officer and was a member of
                      the Board of Directors of Melville Corporation (now known as
                      CVS Corporation) from 1994 to 1996. From 1984 to 1994, Mr.
                      Rosenthal was the President and Chief Executive Officer of
                      the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the Board of Directors of Schein Pharmaceutical,
                      Inc. and on the Board of Trustees of EQ Advisors Trust.

          The Board of Directors recommends a vote FOR the election of each of the nominees named above.

                              BOARD OF DIRECTORS

 Meetings of the Board of Directors and Committees

  The Board of Directors met 5 times during the fiscal year ended February 29, 2000 and acted twice by written consent. The Board of Directors has standing Audit and Compensation Committees. The Board does not have a nominating committee. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees on which they served during the fiscal year ended February 29, 2000.

  The Compensation Committee, which currently consists of Mrs. Sprague and Messrs. Murray and Renfro, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met three times during the fiscal year ended February 29, 2000.

  The Audit Committee, which consists of Messrs. James Daley and Rosenthal, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee did not meet formally during the fiscal year ended February 29, 2000.

 Compensation of Directors

  Each director of the Company, in addition to stock options granted as described below, is entitled to an annual stipend at the rate of $12,000 (based on a minimum of four directors meetings a year and for directors elected between annual meeting dates, prorated based upon the term of service), an attendance fee for each Board meeting of $1,000 and reimbursement of travel and hotel expenses (for out-of-state directors only). In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee are entitled to an additional $1,000 stipend per year.

  Non-employee directors (currently five persons) are eligible to receive Non-Employee Director Options under the Company's Restated and Amended Stock Incentive Plan (the "Stock Incentive Plan"). The provisions for Non-Employee Director Options under the Stock Incentive Plan are designed to be a "formula plan" under applicable rules promulgated by the SEC and are administered by the Board of Directors. Pursuant to the Stock Incentive Plan, on the third business day following the annual meeting of stockholders on July 20, 1994, an option to purchase 10,000 shares of Common Stock was granted to each non-employee director re-elected at such meeting at an exercise price of $6.875 per share, the fair market value on the date of grant. Thereafter, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives an option grant to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on that date. Pursuant to the Stock Incentive Plan, an option to purchase 5,000 shares of Common Stock was granted to each non-employee director re-elected at the annual meeting of stockholders on July 19, 1995, July 17, 1996, July 16, 1997, July 15, 1998 and July 21, 1999 at an exercise price of $12.375 per share, $9.625 per share, $15.00 per share, $13.625 per share, and $10.250 per share, respectively, the fair market value on the date of each grant. Any non-employee director elected other than at an annual meeting of stockholders will be granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. There are 310,000 shares of Common Stock authorized for awards as Non-Employee Director Options and to date the Company has issued Non-Employee Director Options to purchase 195,000 shares of Common Stock.

  Non-Employee Director Options are nonqualified stock options under the Stock Incentive Plan. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options have a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "Change in Control," as described in the Stock Incentive Plan, occurs or as otherwise provided in the terms of the option.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table and notes present the compensation paid by the Company to its Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer for each of the last three fiscal years.

                                                      Long-Term
                                                     Compensation
                                                    --------------
                             Annual Compensation
                          -------------------------   Securities    All Other
        Name and          Fiscal   Salary   Bonus     Underlying   Compensation
   Principal Position     Year(1)   ($)      ($)    Options (#)(2)    ($)(3)
   ------------------     -------  ------   -----   -------------- ------------
C. Michael Daley           2000   $396,230 $125,000    100,000        $9,600
(Chairman, Chief
Executive                  1999    372,404  175,000    125,000        10,000
Officer and Treasurer)     1998    347,499  175,000    125,000         3,799

Joseph F. Abely            2000   $212,105 $ 70,000     30,000        $9,600
(President and             1999    199,184   90,000     40,000        10,000
Chief Operating Officer)   1998    186,153   92,500     35,000         3,799

William R. Duvall          2000   $149,950 $ 55,000     20,000        $9,600
(Senior Vice President,    1999    141,211   63,000     30,000        10,000
Operations and Technical
Development)               1998    133,115   65,000     30,000         3,503

Peter J. Conner            2000   $107,952 $ 35,000     20,000        $9,056
(Vice President,           1999    104,463   42,500     30,000         8,882
Government Relations)      1998     99,226   42,500     30,000         3,287

Kevin M. Mullins           2000   $135,443 $ 45,000     20,000        $2,600
(Vice President,           1999    126,492   54,000     30,000         2,650
Sales and Marketing)       1998    119,077   50,500     30,000         1,040

---------------------
(1)  The Company's fiscal year ends on the last day of February.

(2) Options represent the right to purchase shares of Common Stock at a fixed price per share (fair market value) in accordance with vesting schedules applicable to each option. Certain options become immediately and fully exercisable upon a "Change in Control." A "Change in Control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.

(3) Represents the Company's match of the employee's contribution to the 401(k) plan.

Option Grants in Last Fiscal Year

  The following table shows all options granted to each of the named executive officers of the Company during the fiscal year ended February 29, 2000 and the potential value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the SEC and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                                Individual Grants
                   --------------------------------------------
                                                                Potential Realizable
                              Percent of                          Value at Assumed
                   Number of    Total                              Annual Rates of
                   Securities  Options                               Stock Price
                   Underlying Granted to Exercise or                Appreciation
                    Options   Employees  Base Price              for Option Term(3)
                    Granted   in Fiscal   per share  Expiration ---------------------
                     (#)(1)      Year     ($/Sh)(2)     Date     5% ($)     10% ($)
                   ---------- ---------- ----------- ---------- --------- -----------
C. Michael Daley    100,000     27.78%     $7.625     4/8/2009  $ 479,532 $ 1,215,229
Joseph F. Abely      30,000      8.33%      7.625     4/8/2009    143,860     364,569
William R. Duvall    20,000      5.56%      7.625     4/8/2009     95,906     243,045
Peter J. Conner      20,000      5.56%      7.625     4/8/2009     95,906     243,045
Kevin W. Mullins     20,000      5.56%      7.625     4/8/2009     95,906     243,045

---------------------
(1) These Senior Management Options become exercisable in four equal installments commencing on February 29, 2000. These options are subject to earlier vesting upon a "Change in Control" (see Summary Compensation Table Note (2)). Options may be exercised by the employee only during the term of employment and are not assignable other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon the death of the optionee, the estate or other beneficiary may exercise the options for a period of up to twelve months, but prior to expiration.

(2) The exercise price per share is the market price of the underlying Common Stock on the date of grant.

(3) The values shown are based on the indicated assumed annual rates of appreciation, compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

  The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                           Number of Securities      Value of Unexercised
                                          Underlying Unexercised         In-the-Money
                      Shares     Value     Options at FY-End (#)   Options at FY-End ($)(2)
                   Acquired on  Realized ------------------------- -------------------------
  Name             Exercise (#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
  ----             ------------ -------- ----------- ------------- ----------- -------------
C. Michael Daley      50,000    $216,368  1,110,750     168,750    $2,422,109         0
Joseph F. Abely            0           0    367,750      51,250       900,563         0
William R. Duvall          0           0    264,500      47,500       485,438         0
Peter J. Conner            0           0    351,500      45,000       875,250         0
Kevin M. Mullins           0           0     85,000      37,500             0         0

---------------------
(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at February 29, 2000 ($7.0625 per share), which was the last trading day of the Company's fiscal year, less exercise price, times the number of options outstanding.

Change in Control Arrangements

  The Company has entered into agreements with each named executive officer providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the outstanding common stock. If a tender offer or exchange offer is made for more than 35% of the outstanding common stock, the named executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.

  With respect to Messrs. Daley and Abely, if, within 24 months after a change in control of the Company, the named executive officer's employment is terminated (1) by the Company other than for disability or retirement or (2) by the named executive officer for any reason (as defined in the agreement), the Company has agreed to pay the named executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of the named executive officer's then current annualized base salary, plus the highest actual bonus earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide the named executive officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination. The Company must give 90 day advance notice of termination to the named executive officer unless such termination is for cause.

  With respect to the other named executive officers, if, within 24 months after a change in control of the Company, the named executive officer's employment is terminated (1) by the Company other than for cause (as defined in the agreement), disability or retirement or (2) by the named executive officer for good reason (as defined in the agreement), the Company has agreed to pay the named executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of the named executive officer's then current annualized base salary, plus the highest actual bonus earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide the named executive officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination. The Company must give 90 day advance notice of termination to the named executive officer unless such termination is for cause.

  Each change in control agreement continues in effect until February 28, 2004; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and each named executive officer may terminate the named executive officer's employment at any time. Each change in control agreement terminates if either party terminates the named executive officer's employment before a change in control.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                       REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") consists of Lee T. Sprague, Robert J. Murray and Larry C. Renfro, three non-employee directors. The Committee is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives (currently stock options) to directors and officers and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

  The Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Committee structures its compensation programs to achieve the following objectives:

  . offer compensation opportunities that attract and retain exceptionally talented individuals; motivate individuals to perform at their highest levels; reward achievements that further the business strategy of the Company.

  . link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value.

  . encourage executives to manage from the perspective of persons with ownership interests in the Company.

  Each year the Committee conducts a full review of the Company's executive compensation program. In fiscal 1997, the Company retained an independent consultant to review the current executive compensation practices of the Company, to assess the competitive level of the executive compensation and to recommend objective performance measures to use in awarding bonus compensation. The Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company's executive compensation programs.

  Based upon the findings of the independent consultant and its own deliberations, the Committee believes that the Company's executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company's management.

  The Committee recently reviewed the performance standards by which it determines annual bonus awards. These performance standards are based on a combination of Company results and individual achievements, except for C. Michael Daley whose award is determined completely by reference to corporate results. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement (other than Mr. Daley), the Committee also takes into account the views of Mr. Daley, the Company's Chief Executive Officer. The Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

  Base Salary. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Over the past three years, increases in base salary (other than for Mr. Daley) have generally been modest.

  Annual Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus. Early in the fiscal year, the Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels. In fiscal 2000, the corporate performance standards were based on growth in revenues, growth in pre-tax earnings and market penetration. The Committee also considered individual achievements in areas such as departmental performance and leadership of special projects. Over the past five fiscal years, the Committee has awarded cash bonuses to its executive officers.

  The awards for each year are generally declared and paid during the first quarter of the following fiscal year and are paid during that fiscal year. The Committee recommended, and the Board approved, allocating $205,000 for bonus compensation to the executive management group (other than to Mr. Daley) for fiscal 2000, which has been allocated and was paid in the first quarter of fiscal 2001. The Committee has allocated less for bonuses in fiscal 2000 than in fiscal 1999 because growth in sales and profits did not match expectations.

  Management Stock Ownership. Under the Stock Incentive Plan, stock options may be granted to the executive officers, officers and other key employees of the Company. The Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company's other stockholders. Furthermore, the Committee believes stock option grants pursuant to the Stock Incentive Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Committee awards stock options and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

  On March 24, 2000, the Committee granted 95,000 Senior Management Options to purchase Common Stock at $7.125 per share, as follows: Joseph F. Abely, 30,000, William R. Duvall, 25,000, Peter J. Conner and Kevin M. Mullins, 20,000 each. The Committee considers these option grants reflective of the performance of senior management during fiscal 2000 as measured by the corporate and individual performance standards and consistent with the intent and purposes of the Company's compensation philosophy. The Chief Executive Officer was also granted Senior Management Options, as discussed below.

Chief Executive Officer Compensation

  In determining the compensation of the Company's Chairman and Chief Executive Officer, C. Michael Daley, the Committee considered the demonstrated leadership he brings to the Company and the performance of the Company during the past fiscal year as measured against the Company performance standards established by the Committee. In light of these factors, Mr. Daley's salary was also increased to $415,000, effective April 1, 2000. Based on the Company's performance in fiscal 2000 as measured by its growth in revenues, growth in net earnings and market penetration, the Board approved, based on the Committee's recommendation, a bonus of $125,000 to be paid in the first quarter of fiscal 2001 and the Committee granted Mr. Daley a Senior Management Option to purchase 50,000 shares of the Company's Common Stock on the same terms as the grants of Senior Management Options to other executive officers.

                                          The Compensation Committee

                                             Lee T. Sprague
                                             Robert J. Murray
                                             Larry C. Renfro

Stock Performance Graph

  The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock to the NASDAQ Market Index and a company-selected peer group index, consisting of Audiovox Corp., over a five-year period beginning February 28, 1995 and ending February 29, 2000. The peer group index was formed on a weighted average basis based on market capitalizations. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                              [Chart appears here]

             COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
         COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                  -------------------------FISCAL YEAR ENDING--------------------------
COMPANY/INDEX/MARKET              2/28/1995   2/29/1996   2/28/1997   2/27/1998   2/26/1999   2/29/2000

Lo-Jack Corp                       100.00      142.37      138.98      165.25      122.03       94.92

Customer Selected Stock List       100.00       73.68       93.85       97.36       93.85      851.67

NASDAQ Market Index                100.00      138.08      165.74      225.41      291.27      565.81

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal intended to be presented at the Company's 2001 annual meeting of stockholders must be received at the executive offices of the Company not later than February 1, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders, including financial statements, for the fiscal year ended February 29, 2000 is being furnished to stockholders of record of the Company concurrently with this proxy statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

                                 OTHER MATTERS

  As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, in their best judgment.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS,
                                                 Clerk

PROXY                          LOJACK CORPORATION                      PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

                                 July 19, 2000

     The undersigned hereby appoints C. Michael Daley and Joseph F. Abely (or either of them) as proxies, each with full power of substitution, to vote all shares of LoJack Corporation owned by the undersigned on May 26, 2000 at the Annual Meeting of Stockholders of LoJack Corporation, to be held on July 19, 2000 at 10:00 a.m. at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts, and at any adjournments thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 7, 2000, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

     The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all the nominees in Proposal 1 and in the discretion of the proxies on Proposal 2 on the reverse.

                               SEE REVERSE SIDE

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                              LOJACK CORPORATION

                                 JULY 19, 2000


               !Please Detach and Mail in the Envelope Provided!


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                 FOR all       WITHHOLD AUTHORITY
                 nominees   to vote for all nominees
1. Election        [_]              [_]            NOMINEES:  C. Michael Daley
   of                                                         James A. Daley
   Directors                                                  Lee T. Sprague
                                                              Robert J. Murray
Instructions: To withhold authority to vote for any           Larry C. Renfro
individual nominee, write that nominee's name in the          Harvey Rosenthal
space provided below.

---------------------------------------------------


2. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.


Signature                         Date
         -------------------------     -------------


Signature                         Date
         -------------------------     -------------
        SIGNATURE IF HELD JOINTLY


NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint tenants, each party should sign.